EXHIBIT 4.2

FELCOR LODGING LIMITED PARTNERSHIP,
as Issuer
AND
FELCOR LODGING TRUST INCORPORATED
FELCOR/CSS HOLDINGS, L.P.
FELCOR HOTEL ASSET COMPANY, L.L.C.
FELCOR PENNSYLVANIA COMPANY, L.L.C.
FELCOR LODGING HOLDING COMPANY, L.L.C.
FHAC TEXAS HOLDINGS, L.P.
FELCOR CANADA CO.
FELCOR OMAHA HOTEL COMPANY, L.L.C.
FELCOR TRS HOLDINGS, L.P.
MYRTLE BEACH HOTELS, L.L.C.
FELCOR TRS BORROWER 1, L.P.
FELCOR TRS GUARANTOR, L.P.
CENTER CITY HOTEL ASSOCIATES
FELCOR LODGING COMPANY, L.L.C.
FELCOR TRS BORROWER 3, L.P.
FELCOR TRS BORROWER 4, L.L.C.,
as Guarantors
AND
U.S. BANK NATIONAL ASSOCIATION,
AS SUCCESSOR TO SUNTRUST BANK,
as Trustee

Sixth Supplemental Indenture
Dated as of October 31, 2006

Supplemental Indenture to the Indenture
dated as of October 1, 1997, as amended
and supplemented as of February 5, 1998,
December 30, 1998, March 30, 1999, August 1, 2000,
July 26, 2001, October 1, 2002 and January 25, 2006
with respect to the
7 5/8% Senior Notes due 2007

Sixth Supplemental Indenture (this “Sixth Supplemental Indenture”), dated as of October 31, 2006 among FelCor Lodging Limited Partnership, formerly FelCor Suites Limited Partnership, a Delaware limited partnership (“FelCor LP”), FelCor Lodging Trust Incorporated, formerly FelCor Suite Hotels, Inc., a Maryland corporation (“Felcor”), FelCor/CSS Holdings, L.P., a Delaware limited partnership, FelCor Hotel Asset Company, L.L.C., a Delaware limited liability company, FelCor Pennsylvania Company, L.L.C., a Delaware limited liability company, FelCor Lodging Holding Company, L.L.C., a Delaware limited liability company, FHAC Texas Holdings, L.P., a Texas limited partnership, FelCor Canada Co., a Nova Scotia unlimited liability company, FelCor Omaha Hotel Company, L.L.C., a Delaware limited liability company, FelCor TRS Holdings, L.P., a Delaware limited partnership, Myrtle Beach Hotels, L.L.C., a Delaware limited liability company, FelCor TRS Borrower 1, L.P., a Delaware limited partnership, FelCor TRS Guarantor, L.P., a Delaware limited partnership, Center City Hotel Associates, a Pennsylvania limited partnership, FelCor Lodging Company, L.L.C., a Delaware limited liability company, FelCor TRS Borrower 3, L.P., a Delaware limited partnership, FelCor TRS Borrower 4, L.L.C., a Delaware limited liability company, and U.S. Bank National Association, as successor to SunTrust Bank, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, FelCor LP, FelCor and certain subsidiaries named therein have executed and delivered to the Trustee an indenture dated as of October 1, 1997, as amended or supplemented prior to the date hereof (the “Indenture”), pursuant to which FelCor LP issued $125,000,000 aggregate principal amount of 7 5/8% Senior Notes due 2007 (the “Notes”);
     WHEREAS, FelCor LP is making a tender offer (the “Tender Offer”) to purchase the Notes for cash;
     WHEREAS, FelCor LP has solicited consents from Holders of the Notes to certain amendments to the Indenture, which are contained in this Sixth Supplemental Indenture (the “Amendments”);
     WHEREAS, Section 9.02 of the Indenture provides that FelCor, FelCor LP, the Subsidiary Guarantors and the Trustee, with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, may amend or supplement certain provisions of the Indenture with respect to the Notes;
     WHEREAS, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes have consented to the Amendments; and
     WHEREAS, this Sixth Supplemental Indenture is effective as of the date upon which the conditions set forth in Section 3 hereof are satisfied.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, FelCor, FelCor LP, each Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     SECTION 1. Definitions. For all purposes of the Indenture and this Sixth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture and this Sixth Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and
     (b) capitalized terms used but not defined in this Sixth Supplemental Indenture shall have the meanings assigned to them in the Indenture.
     SECTION 2. Amendments. The Indenture is hereby amended with respect to the Notes as follows:

     (1) Section 4.03 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.03. INTENTIONALLY OMITTED.”
     (2) Section 4.04 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.04. INTENTIONALLY OMITTED.”
     (3) Section 4.05 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.05. INTENTIONALLY OMITTED.”
     (4) Section 4.06 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.06. INTENTIONALLY OMITTED.”
     (5) Section 4.07 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.07. INTENTIONALLY OMITTED.”
     (6) Section 4.08 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.08. INTENTIONALLY OMITTED.”
     (7) Section 4.09 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.09. INTENTIONALLY OMITTED.”
     (8) Section 4.10 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.10. INTENTIONALLY OMITTED.”
     (9) Section 4.11 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.11. INTENTIONALLY OMITTED.”
     (10) Section 4.12 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.12. INTENTIONALLY OMITTED.”
     (11) Section 4.13 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.13. INTENTIONALLY OMITTED.”
     (12) Section 4.14 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.14. INTENTIONALLY OMITTED.”
     (13) Section 4.15 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.15. INTENTIONALLY OMITTED.”
     (14) Section 4.16 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.16. INTENTIONALLY OMITTED.”
     (15) Section 4.17 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.17. INTENTIONALLY OMITTED.”
     (16) Section 4.18 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.18. INTENTIONALLY OMITTED.”
     (17) Section 4.19 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.19. INTENTIONALLY OMITTED.”
     (18) Section 4.20 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.20. INTENTIONALLY OMITTED.”
     (19) Section 4.21 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.21. INTENTIONALLY OMITTED.”
     (20) Section 5.01 of the Indenture is hereby eliminated in its entirety and replaced with the following: “Section 5.01. WHEN FELCOR OR FELCOR LP MAY MERGE, ETC. Neither FelCor LP nor FelCor will merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into FelCor LP or FelCor unless: (i) FelCor LP or FelCor shall be the continuing Person, or the Person (if other than FelCor LP or FelCor) formed by such consolidation or into which FelCor LP or FelCor is merged or that acquired or leased such property and assets of FelCor LP or FelCor shall be an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of FelCor LP or FelCor on the Notes and under the Indenture; and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.”
     (21) Section 6.01 of the Indenture is hereby amended to delete the text in subsections 6.01(c), 6.01(d), 6.01(e) and 6.01(f) and to replace the text thereof with the text “INTENTIONALLY OMITTED.”
     SECTION 3. Effectiveness. This Sixth Supplemental Indenture amends and supplements the Indenture with respect to the Notes and shall be a part and subject to all of the terms thereof. Except as amended and supplemented hereby, the Indenture shall continue in full force and effect.
     The Amendments effected by this Sixth Supplemental Indenture shall take effect on the date hereof; provided that each of the parties hereto shall have executed and delivered this Sixth Supplemental Indenture; provided, however, that the Amendments set forth in Section 2 hereof shall be operative only upon and simultaneously with and shall have no force and effect prior to, the acceptance for purchase and payment of the Notes that are tendered and not withdrawn pursuant to the Tender Offer prior to the date hereof.
     SECTION 4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SIXTH SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     SECTION 5. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by FelCor, FelCor LP and the Subsidiary Guarantors.
     SECTION 6. Successors and Assigns. All agreements of FelCor, FelCor LP and the Subsidiary Guarantors in this Sixth Supplemental Indenture shall bind their respective successors and assigns. All agreements of the Trustee in this Sixth Supplemental Indenture shall bind its successors.
     SECTION 7. Separability. In case any provision of this Sixth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     SECTION 9. Counterparts. The parties may sign any number of copies of this Sixth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the date first above written.
FELCOR LODGING LIMITED PARTNERSHIP, a Delaware
limited partnership

By: FELCOR LODGING TRUST INCORPORATED, as
general partner

By:	/s/ Jonathan H. Yellen

Name:	Jonathan H. Yellen
Title:	Executive Vice President, General Counsel and Secretary
FELCOR LODGING TRUST INCORPORATED, a Maryland
corporation

By:	/s/ Jonathan H. Yellen

Name:	Jonathan H. Yellen
Title:	Executive Vice President, General Counsel and Secretary
FELCOR/CSS HOLDINGS, L.P., a Delaware limited
partnership
By: FelCor CSS Hotels, L.L.C., a Delaware
limited liability company, its general partner
FELCOR HOTEL ASSET COMPANY, L.L.C., a Delaware
limited liability company
FELCOR PENNSYLVANIA COMPANY, L.L.C., a
Delaware limited liability company
FELCOR LODGING HOLDING COMPANY, L.L.C., a
Delaware limited liability company
FHAC TEXAS HOLDINGS, L.P., a Texas limited partnership
By: FelCor Hotel Asset Company, L.L.C., a
Delaware limited liability company, its general partner
FELCOR CANADA CO., a Nova Scotia unlimited
liability company
FELCOR OMAHA HOTEL COMPANY, L.L.C., a Delaware
limited liability company
FELCOR TRS HOLDINGS, L.P., a Delaware limited partnership
By: FelCor TRS I, L.L.C., a Delaware limited
liability company, its general partner
MYRTLE BEACH HOTELS, L.L.C., a Delaware
limited liability company

FELCOR TRS BORROWER 1, L.P., a Delaware
limited partnership
By: FelCor TRS Borrower GP 1, L.L.C., a
Delaware limited liability company, its general partner
FELCOR TRS GUARANTOR, L.P., a Delaware limited
partnership
By: FelCor TRS Guarantor GP, L.L.C., a
Delaware limited liability company, its general partner
CENTER CITY HOTEL ASSOCIATES, a Pennsylvania
limited partnership
By: FelCor Philadelphia Center, L.L.C., a
Delaware limited liability company, its general partner
FELCOR LODGING COMPANY, L.L.C., a Delaware
limited liability company
FELCOR TRS BORROWER 3, L.P., a Delaware
limited partnership
By: FelCor TRS Borrower GP 3, L.L.C., a
Delaware limited liability company, its general partner
FELCOR TRS BORROWER 4, L.L.C., a Delaware
limited liability company

By:	/s/ Jonathan H. Yellen

Name:	Jonathan H. Yellen
Title:	Executive Vice President, General Counsel and Secretary
U.S. BANK NATIONAL ASSOCIATION, AS SUCCESSOR
TO SUNTRUST BANK, as Trustee

By:	/s/ George Hogan

Name:	George Hogan
Title:	Vice President
By:

Name:
Title: